EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-18217, No. 333-37040, No. 333-91882, No. 333-91884 and No. 333-130355, each on Form S-8 for Vineyard National Bancorp, of our report dated March 14, 2006 relating to our audit of the consolidated financial statements for the year ended December 31, 2005, which appears in this annual report on Form 10-K.

/s/ Vavrinek, Trine, Day & Co., LLP
Rancho Cucamonga, California
March 17, 2008